As filed with the Securities and Exchange Commission on November 4, 2010

Registration No. 333-168736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Triangle Petroleum Corporation

(Exact name of registrant as specified in its charter)

Nevada	1311	98-0430762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1625 Broadway, Suite 780

Denver, CO 80202

(303) 260-7125

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter J. Hill

President and Chief Executive Officer

Triangle Petroleum Corporation

1625 Broadway, Suite 780

Denver, CO 80202

(303) 260-7125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000	Robert G. Reedy Porter Hedges LLP 1000 Main Street, 36th Floor Houston, TX 77002 Telephone: (713) 226-6000 Facsimile: (713) 228-1331

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File No. 333-168736

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee
Common Stock, par value $0.00001 per share	$11,385,000	$812

(1)	Includes common stock to be sold upon exercise of the underwriters’ option.
(2)	The $11,385,000 proposed maximum aggregate offering price is in addition to the $56,925,000 proposed maximum aggregate offering price registered pursuant to the registrant’s registration statement on Form S-1 (File No. 333-168736). An aggregate registration fee of $4,059 was previously paid in connection with that registration statement.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1, as amended (File No. 333-168736), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 4, 2010 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 2,070,000 shares of our common stock in the offering related to the Initial Registration Statement.

We hereby certify to the Commission that we (i) have instructed our bank to transmit to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but not later than the close of business on November 5, 2010), (ii) will not revoke such instructions, (iii) have sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by our bank during the bank’s regular business hours on November 5, 2010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and financial statement schedules.

(a)	Exhibits.

EXHIBIT INDEX

5.1	Opinion of Jones Vargas, Chartered, Nevada Counsel to the Company

23.01	Consent of KPMG LLP, Independent Accountants

23.02	Consent of Ryder Scott, Independent Petroleum Engineers

23.03	Consent of Jones Vargas, Chartered, Nevada Counsel to the Company (included in Exhibit 5.1)

24.01*	Power of Attorney

*	Previously filed as Exhibit 24.01 to the registrant’s registration statement on Form S-1 (File No. 333-168736) filed with the Commission on August 10, 2010.

II-1

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on the 4th day of November, 2010.

Triangle Petroleum Corp

Date: November 4, 2010	By:		/S/ PETER HILL
		Name:	Peter Hill
		Title:	Chief Executive Officer (Principal Executive Officer)

Triangle Petroleum Corp

Date: November 4, 2010	By:		/S/ JONATHAN SAMUELS
		Name:	Jonathan Samuels
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on.

Signature and Title	Date

/S/ PETER HILL	November 4, 2010
Peter Hill
(Principal Executive Officer)

/S/ JONATHAN SAMUELS	November 4, 2010
Jonathan Samuels
(Principal Financial and Accounting Officer)

*	November 4, 2010
F. Gardner Parker
Director

*	November 4, 2010
Stephen A. Holditch
Director

*	November 4, 2010
Randal Matkaluk
Director

/S/ JONATHAN SAMUELS	November 4, 2010
Jonathan Samuels
Attorney-in-fact

EXHIBIT INDEX

5.01	Opinion of Jones Vargas, Chartered, Nevada Counsel to the Company

23.01	Consent of KPMG LLP, Independent Accountants

23.02	Consent of Ryder Scott, Independent Petroleum Engineers

23.03	Consent of Jones Vargas, Chartered, Nevada Counsel to the Company (included in Exhibit 5.1)

24.01*	Power of Attorney

*	Previously filed as Exhibit 24.01 to the registrant’s registration statement on Form S-1 (File No. 333-168736) filed with the Commission on August 10, 2010.